UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2017

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On February 21, 2017, Levi Strauss & Co. (the “Company”) issued a press release announcing that it has launched a private offering of €450 million aggregate principal amount of senior notes due 2027. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on February 21, 2017, the Company issued a press release announcing that it has commenced a cash tender offer for any and all of its outstanding 6 7/8% Senior Notes due 2022. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Levi Strauss & Co. press release, dated February 21, 2017, announcing the launch of the private placement of Senior Notes due 2027.

99.2	Levi Strauss & Co. press release, dated February 21, 2017, announcing the commencement of a cash tender offer for any and all 6 7/8% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: February 21, 2017	By:	/s/ Wade W. Webster
Name: Wade W. Webster
Title: Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No	Description

99.1	Levi Strauss & Co. press release, dated February 21, 2017, announcing the launch of the private placement of Senior Notes due 2027.

99.2	Levi Strauss & Co. press release, dated February 21, 2017, announcing the commencement of a cash tender offer for any and all 6 7/8% Senior Notes due 2022.